UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2010

LIVE CURRENT MEDIA INC.
(Exact name of Registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-29929 (Commission File Number)	88-0346310 (IRS Employer Identification Number)

780 Beatty Street, Suite 307
Vancouver, British Columbia V6B 2M1
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 453-4870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

The following discussion provides only a brief description of the documents described below.  The discussion is qualified in its entirety by the full text of the agreements.

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2010, we moved our principal offices to 780 Beatty Street, Suite 307, Vancouver, British Columbia V6B 2M1.  We hold these premises under a commercial lease with Petrina Enterprises Inc. for a term that began on June 1, 2010 and will end on November 30, 2010.  During the term, the monthly rental amount is CDN$2,300, plus applicable taxes.  We have an option to renew the lease for a second term of 6 months.

On June 1, 2010, we signed a Sublease with 7339534 Canada Inc., a wholly owned subsidiary of Joyent Inc., (the “Sub-Tenant”), for the premises in which our previous corporate headquarters were located, 375 Water Street, Suite 645, Vancouver, British Columbia V6B5C6.  The term of the Sublease commences July 1, 2010 and will expire on September 29, 2012.  The Sub-Tenant is required  to reimburse us for basic rent costs commencing July 1, 2010 as follows: (a) year 1 (which will be comprised of six months) - CDN$50,749; (b) year 2 - CDN$101,498; (c) year 3 (which will be comprised of nine months) - CDN$76,123.  The Sub-Tenant will also be responsible for paying all common area costs which are currently estimated to be equal to approximately 73% of basic rent.

Item 8.01	Other Events.

On June 8, 2010 we moved our principal offices to 780 Beatty Street, Suite 307, Vancouver, British Columbia V6B 2M1.  Our telephone number and fax number remain the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE CURRENT MEDIA INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer
Dated: June 14, 2010